UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2006
Triad Guaranty Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
101 South Stratford Road
Winston-Salem, North Carolina 27104
(Address of principal executive offices) (zip code)
(336) 723-1282
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations
Item 1.01-Entry into a Material Definitive Agreement
Item 1.02-Termination of Material Definitive Agreement
On January 6, 2006, Triad Guaranty Inc., its subsidiaries and affiliates (the “Company”) entered into an agreement with Mr. Ron D. Kessinger, current Senior Executive Vice President and Chief Operating Officer. The term of the employment agreement begins January, 16, 2006 and lasts through January 1, 2009, and for an indefinite period thereafter under the terms of the agreement. The agreement provides that Mr. Kessinger will assume the role of Senior Executive Vice President and Assistant to the President and CEO effective January 16, 2006. Mr. Kessinger’s prior employment agreement is terminated as a result of this change in employment status, and neither Mr. Kessinger nor the Company has any obligation under this prior agreement. The Company does not plan to fill the position of Chief Operating Officer at this time. Mr. Mark Tonnesen, the Company’s President and CEO, will assume direct responsibility for the operations of the Company and its subsidiaries, including Triad Guaranty Insurance Corporation.
Beginning January 16, 2006, and continuing until July 15, 2006, Mr. Kessinger will work seven (7) to ten (10) days per month at the rate of $25,000 per month. This term may be extended on a month to month basis upon mutual agreement of the parties. Following this six (6) month period, as extended, Mr. Kessinger will resign as an officer of Triad Guaranty Inc. and as an officer and director of its subsidiaries and affiliates. The Company may request that Mr. Kessinger work up to ten (10) hours per month, upon reasonable notice, for the remainder of the term of employment and Mr. Kessinger will be paid for the hours actually worked at the rate of $300/hr. A copy of the press release announcing Mr. Kessinger’s new role with the Company as well as a copy of Mr. Kessinger’s new employment agreement are attached as exhibits to this report and incorporated herein by reference.
Section 5-Corporate Governance and Management
Item 5.02-Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers
See Items 1.01 and 1.02 above.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
Exhibit Number 10.33 — Employment Agreement between the Company and Mr. Ron D. Kessinger.

Exhibit Number 99.1 — Text of the Press Release Dated January 6, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

Date: January 11, 2006	By:	/s/ Kenneth S. Dwyer

	Name:	Kenneth S. Dwyer
	Title:	Vice President and Chief Accounting Officer